Equinix Reports First Quarter 2016 Results

Equinix Delivers 53rd Consecutive Quarter of Growth; Quarterly Revenues Increase 16% Year-over-Year on an Organic and Constant Currency Basis

REDWOOD CITY, Calif., May 4, 2016 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), a global interconnection and data center company, today reported quarterly results for the quarter ended March 31, 2016. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

First Quarter 2016 Results Summary

  Revenues from continuing operations
    $844.2 million, a 16% increase over the previous quarter
    Includes $34.2 million of revenues from Bit-isle
    Includes $84.4 million of revenues from Telecity
  Operating Income
    $112.7 million, a 17% decrease from the previous quarter
  Adjusted EBITDA
    $380.7 million, a 45% adjusted EBITDA margin
    Includes $11.6 million of adjusted EBITDA from Bit-isle
    Includes $40.7 million of adjusted EBITDA from Telecity
    Includes $13.3 million of integration costs
  Net Loss from Continuing Operations
    $37.3 million
  AFFO
    $209.8 million, an 18% increase over the previous quarter
    Includes $63.5 million of foreign currency losses related to the Telecity transaction and $13.3 million of integration costs

2016 Annual Guidance Summary

  Revenues from continuing operations
    >$3,595.0 million, a 32% increase over the previous year; an organic and constant currency growth rate of greater than 13.4%
    Assumes $565.0 million in revenues from Telecity and Bit-isle
  Adjusted EBITDA
    > $1,650.0 million or a 45.9% adjusted EBITDA margin
    Assumes 100 basis point YoY improvement in adjusted EBITDA for the Equinix organic business
    Assumes $255.0 million of adjusted EBITDA from Telecity and Bit-isle
    Assumes $55.0 million of integration costs for acquisitions
  AFFO
    > $1,015.0 million, a 22% increase over the previous year
    Assumes a $63.5 million foreign currency loss related to the Telecity acquisition
    Assumes $55.0 million of integration costs for acquisitions

This quarter includes the quarterly results of Bit-isle and Telecity, which were acquired by the Company in November 2015 and January 2016, respectively. In addition, in order to obtain the approval of the European Commission for the acquisition of Telecity, the Company and Telecity agreed to divest certain data centers, including Equinix's London 2 International Business Exchange™ (IBX®) in London, UK ("LD2") and certain Telecity data centers. The financial results include results from Equinix's London 2 in continuing operations; however, the data centers in Telecity that are to be divested are reported as discontinued operations.

Revenues from continuing operations were $844.2 million for the first quarter, a 16% increase over the previous quarter and a 31% increase over the same quarter last year. This result includes $118.6 million of revenues from the acquisitions of Bit-isle and Telecity. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $797.1 million for the first quarter, a 16% increase over the previous quarter and a 31% increase over the same quarter last year. Non-recurring revenues were $47.1 million in the quarter. MRR churn for the first quarter was 2.2% as compared to 2.3% in the previous quarter.

"2016 is off to a strong start with both revenue and adjusted EBITDA above the top end of our guidance ranges for the first quarter," said Steve Smith, president and CEO of Equinix. "We continue to see strength in all three regions as the scale of our global platform addresses the growing demand for businesses as they move to distributed infrastructure environments and re-architect their IT delivery to better interconnect people, locations, clouds and data. With the integration of Telecity and Bit-isle, our reach now spans 21 countries, 40 metros and 145 IBX centers, enabling customers to reach all of the world's top business markets. This global scale provides a critical source of differentiation for the company and a strong platform for continued growth."

Cost of revenues was $427.7 million for the first quarter, a 22% increase from the previous quarter and a 43% increase from the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $156.6 million for the quarter, which we refer to as cash cost of revenues, was $271.1 million for the quarter, a 19% increase over the previous quarter and a 41% increase over the same quarter last year. Gross margins for the quarter were 49%, as compared to 52% for the previous quarter and 54% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, were 68% for the quarter, 69% for the previous quarter and 70% for the same quarter last year.

Selling, general and administrative expenses were $272.5 million for the first quarter, a 21% increase over the previous quarter and a 42% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization, accretion and stock-based compensation of $80.1 million for the quarter, which we refer to as cash selling, general and administrative expenses, were $192.4 million for the quarter, a 14% increase from the previous quarter and a 32% increase over the same quarter last year.

Interest expense was $100.9 million for the first quarter, a 27% increase from the previous quarter and a 47% increase from the same quarter last year, primarily attributed to the debt financings in November 2015 and other financings such as various capital lease and other financing obligations related to the Telecity and Bit-isle acquisitions.

The Company recorded an income tax benefit from continuing operations of $10.6 million for the first quarter as compared to an income tax benefit of $2.1 million for the previous quarter and income tax expense from continuing operations of $6.2 million for the same quarter last year.

Net income from discontinued operations was $6.2 million for the first quarter.

Net loss from continuing operations was $37.3 million for the first quarter. This represents a basic and diluted net loss per share from continuing operations of $0.55 for the first quarter based on a weighted average basic and diluted share count of 68.1 million shares. Basic and diluted net income per share from discontinued operations was $0.09 per share.

Income from continuing operations was $112.7 million for the first quarter, a 17% decrease from the previous quarter and a 26% decrease over the same quarter last year. Adjusted EBITDA, as defined below, for the first quarter was $380.7 million, a 14% increase over the previous quarter and a 24% increase over the same quarter last year. Adjusted EBITDA includes $52.3 million from the acquisitions of Bit-isle and Telecity.

Adjusted funds from operations ("AFFO"), as defined below, were $209.8 million for the first quarter, an 18% increase from the previous quarter and a 5% decrease over the same quarter last year. This represents a basic AFFO per share attributable to the Company of $3.08 for the first quarter and a diluted AFFO per share attributable to the Company of $2.98 for the first quarter. AFFO for the first quarter includes a foreign currency exchange loss of $63.5 million primarily attributed to the Telecity acquisition, and $13.3 million of integration costs.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the first quarter, were $197.7 million, as compared to capital expenditures of $280.6 million for the previous quarter and $150.1 million for the same quarter last year.

The Company generated cash from operating activities of $104.3 million for the first quarter as compared to cash generated from operating activities of $235.1 million in the previous quarter. Cash used in investing activities was $1.3 billion in the first quarter, primarily attributable to the Telecity acquisition, as compared to cash used in investing activities of $529.0 million in the previous quarter. Cash used in financing activities was $376.4 million for the first quarter as compared to cash from financing activities of $2.2 billion in the previous quarter.

As of March 31, 2016, the Company's cash, cash equivalents and investments were $650.1 million, as compared to $2,246.3 million as of December 31, 2015.

Business Outlook

Equinix guidance includes forecasted results for Telecity from January 15, 2016 and Bit-isle for the full year of 2016. As previously announced, Equinix expects to divest eight assets, seven from Telecity along with Equinix's London 2 IBX center (LD2), as part of regulatory clearance for the transaction received on November 13, 2015. The Company expects to complete these divestitures by mid-2016. The Company's guidance does not include the seven Telecity assets, which will be treated as discontinued operations, but does assume 6 months, or $6.2 million in revenues, from LD2, which is under a different accounting treatment that requires results to be reported as continuing operations until completion of the sale.

For the second quarter of 2016, the Company expects revenues to range between $893.0 and $899.0 million, or a normalized and constant currency growth rate of 2.5% quarter over quarter. This guidance includes a positive foreign currency impact of $12.6 million when compared to the average FX rates in Q1 2016. Cash gross margins are expected to approximate 67-68%. Cash selling, general and administrative expenses are expected to range between $195.0 and $201.0 million. Adjusted EBITDA is expected to range between $403.0 and $409.0 million, which includes a $6.8 million positive foreign currency impact when compared to the average FX rates in Q1 2016 and $15.2 million in integration costs from the two acquisitions. Capital expenditures are expected to range between $322.0 and $342.0 million, which includes approximately $42.0 million of recurring capital expenditures and $280.0 to $300.0 million of non-recurring capital expenditures.

For the full year of 2016, total revenues are expected to be greater than $3,595.0 million, an organic and constant currency growth rate of greater than 13.4% year over year. This guidance includes a positive foreign currency impact of $42.4 million on revenues when compared to prior Equinix guidance rates, and includes an expected $565.0 million in revenues from the Telecity and Bit-isle acquisitions. Total year cash gross margins are expected to approximate 67-68%. Cash selling, general and administrative expenses are expected to range between $775.0 and $795.0 million. Adjusted EBITDA is expected to be greater than $1,650.0 million, or a year over year organic and constant currency growth rate of 16.2%. This guidance includes $16.4 million of positive foreign currency impact on adjusted EBITDA when compared to prior Equinix guidance rates, an expected $255.0 million in adjusted EBITDA from the Telecity and Bit-isle acquisitions, as well as $55.0 million in integration costs for these two acquisitions. AFFO is expected to be greater than $1,015.0 million, including integration costs and $63.5 million foreign currency loss attributed to the Telecity acquisition. Capital expenditures are expected to range between $900.0 and $1,000.0 million, including approximately $145.0 million of recurring capital expenditures and $755.0 to $855.0 million of non-recurring capital expenditures.

The U.S. dollar exchange rates used for 2016 guidance, taking into consideration the impact of our foreign currency hedges, have been updated to $1.13 to the Euro, $1.49 to the Pound, S$1.36 to the U.S. dollar, ¥110.0 to the U.S. dollar and R$3.67 to the U.S. dollar. The 2016 global revenue breakdown by currency for the Euro, Pound, Japanese Yen, Singapore Dollar and Brazilian Real is 17%, 11%, 7%, 6% and 2%, respectively.

The guidance provided above is forward-looking and includes the impact of the Company's acquisition of Telecity, which closed on January 15, 2016. The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q1 Results Conference Call and Replay Information

The Company will discuss its quarterly results for the period ended March 31, 2016, along with its future outlook, in its quarterly conference call on Wednesday, May 4, 2016, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Friday, July 22, 2016, by dialing 1-203-369-1542 and referencing the passcode 2016. In addition, the webcast will be available at www.equinix.com/investors. No password is required for the webcast.

Investor Presentation and Supplemental Financial Information

The Company has made available on its website a presentation designed to accompany the discussion of the Company's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Company's Investor Relations website at www.equinix.com/investors.

Additional Resources

  Q1 2016 financial earnings press release (PDF)
  Q1 2016 financial tables (PDF)

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most interconnected data centers. In 40 markets across five continents, Equinix is where companies come together to realize new opportunities and accelerate their business, IT and cloud strategies.

Non-GAAP Financial Measures

The Company provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, the Company uses non-GAAP financial measures to evaluate its operations.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, the Company excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, acquisition costs, and gains on asset sales. The Company excludes these items in order for its lenders, investors, and the industry analysts who review and report on the Company to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

The Company excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX center, and do not reflect its current or future cash spending levels to support its business. Its IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX center do not recur with respect to such data center, although the Company may incur initial construction costs in future periods with respect to additional IBX centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, the Company excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, the Company also excludes amortization expense related to certain intangible assets, as it is not meaningful in evaluating the Company's current or future operating performance. The Company excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which the Company also believes are not meaningful in evaluating the Company's current operations. The Company excludes stock-based compensation expense as it represents expense attributed to equity awards that have no current or future cash obligations. As such, the Company, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. The Company excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of its IBX centers, which it did not intend to build out, or its decision to reverse such restructuring charges. The Company also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. The Company also excludes gains on asset sales as it represents profit that may not recur and is not meaningful in evaluating the current or future operating performance. Finally, the Company excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes items such as restructuring charges, impairment charges, acquisition costs, and gains on asset sales are non-core transactions; however, these types of costs may occur in future periods.

The Company presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, acquisition costs and gains on asset sales.

The Company also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), which are non-GAAP financial measures commonly used in the REIT industry. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition charges for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

The Company includes an adjustment for revenue from installation fees, since installation fees are deferred and recognized ratably over the expected life of the installation, although the fees are generally paid in a lump sum upon installation. The Company includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. The adjustments for both installation revenue and straight-line rent expense are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. The Company excludes the amortization of deferred financing costs as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. The Company excludes gains (losses) on debt extinguishment since it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. The Company includes an income tax expense adjustment, which represents changes in its income tax reserves and valuation allowances that may not recur or may not relate to the current year's operations. The Company also excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX centers or other assets that are required to support current revenues. The Company also excludes net income from discontinued operations, net of tax, which represents profit that may not recur and is not a good indicator of our current or future operating performance.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAPP financials measures. The Company presents such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. The Company believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze the Company effectively.

Investors should note that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. The Company intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Recurring revenues	$ 797,094	$ 686,072	$ 609,657
Non-recurring revenues	47,062	44,390	33,517
Revenues	844,156	730,462	643,174

Cost of revenues	427,680	351,968	298,313
Gross profit	416,476	378,494	344,861

Operating expenses:
Sales and marketing	106,590	88,439	78,616
General and administrative	165,904	136,829	113,640
Acquisition costs	36,536	17,349	1,156
Gains on asset sales	(5,242)	-	-
Total operating expenses	303,788	242,617	193,412

Income from continuing operations	112,688	135,877	151,449

Interest and other income (expense):
Interest income	925	1,206	520
Interest expense	(100,863)	(79,499)	(68,791)
Loss on debt extinguishment	-	(289)	-
Other expense	(60,710)	(48,617)	(514)
Total interest and other, net	(160,648)	(127,199)	(68,785)

Income (loss) from continuing operations before income taxes	(47,960)	8,678	82,664

Income tax benefit (expense)	10,633	2,053	(6,212)

Net income (loss) from continuing operations	(37,327)	10,731	76,452

Net income from discontinued operations, net of tax	6,216	-	-

Net income (loss)	$ (31,111)	$ 10,731	$ 76,452

Net income (loss) per share:

Basic net income (loss) per share from continuing operations	$ (0.55)	$ 0.18	$ 1.35
Basic net income (loss) per share from discontinued operations	0.09	-	-
Basic net income (loss) per share	$ (0.46)	$ 0.18	$ 1.35

Diluted net income (loss) per share from continuing operations	$ (0.55)	$ 0.18	$ 1.34
Diluted net income (loss) per share from discontinued operations	0.09	-	-
Diluted net income (loss) per share	$ (0.46)	$ 0.18	$ 1.34

Shares used in computing basic net income (loss) per share	68,132	60,393	56,661

Shares used in computing diluted net income (loss) per share	68,132	60,943	57,227

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Net income (loss)	$ (31,111)	$ 10,731	$ 76,452

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	111,415	(37,217)	(146,311)
Unrealized gain (loss) on available-for-sale securities	(304)	(139)	103
Unrealized gain (loss) on cash flow hedges	(6,784)	4,975	10,556
Net investment hedge CTA gain (loss)	(11,828)	10,447	-
Net actuarial gain on defined benefit plans	6	887	59
Other comprehensive income (loss), net of tax:	92,505	(21,047)	(135,593)

Comprehensive income (loss), net of tax	61,394	(10,316)	(59,141)

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	March 31,	December 31,
	2016	2015

Cash and cash equivalents	$ 633,758	$ 2,228,838
Short-term investments	12,353	12,875
Accounts receivable, net	326,440	291,964
Current portion of restricted cash	3,420	479,417
Other current assets	236,466	212,929
Assets held for sale	955,904	33,257
Total current assets	2,168,341	3,259,280
Long-term investments	3,969	4,584
Property, plant and equipment, net	6,888,232	5,606,436
Goodwill	3,336,968	1,063,200
Intangible assets, net	867,536	224,565
Other assets	230,789	198,630
Total assets	$ 13,495,835	$ 10,356,695

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 475,343	$ 400,948
Accrued property and equipment	124,684	103,107
Current portion of capital lease and other financing obligations	48,325	40,121
Current portion of mortgage and loans payable	487,065	770,236
Current portion of convertible debt	148,282	146,121
Other current liabilities	171,925	192,286
Liabilities held for sale	124,571	3,535
Total current liabilities	1,580,195	1,656,354
Capital lease and other financing obligations, less current portion	1,552,145	1,287,139
Mortgage and loans payable, less current portion	1,139,807	472,769
Senior notes	3,806,167	3,804,634
Other liabilities	598,416	390,413
Total liabilities	8,676,730	7,611,309

Common stock	69	62
Additional paid-in capital	6,973,460	4,838,444
Treasury stock	(6,635)	(7,373)
Accumulated dividends	(1,591,908)	(1,468,472)
Accumulated other comprehensive loss	(416,554)	(509,059)
Accumulated deficit	(139,327)	(108,216)
Total stockholders' equity	4,819,105	2,745,386
Total liabilities and stockholders' equity	$ 13,495,835	$ 10,356,695

Ending headcount by geographic region is as follows:

Americas headcount	2,371	2,329
EMEA headcount	2,019	1,188
Asia-Pacific headcount	1,326	1,525
Total headcount	5,716	5,042

EQUINIX, INC.
SUMMARY OF DEBT PRINCIPAL OUTSTANDING
(in thousands)
(unaudited)

	March 31,	December 31,
	2016	2015

Capital lease and other financing obligations	$ 1,600,470	$ 1,327,260

Term loan, net of debt discount and debt issuance costs	1,124,490	454,503
Brazil financings, net of debt issuance costs	28,473	26,668
Mortgage payable and other loans payable	473,909	436,212
Revolving credit facility borrowings	-	325,622
Plus: debt discount, debt issuance costs and premium, net	13,830	694
Total mortgage and loans payable principal	1,640,702	1,243,699

Senior notes, net of debt issuance costs	3,806,167	3,804,634
Plus: debt issuance costs	43,833	45,366
Total senior notes principal	3,850,000	3,850,000

Convertible debt, net of debt discount and debt issuance costs	148,282	146,121
Plus: debt discount and debt issuance costs	1,800	3,961
Total convertible debt principal	150,082	150,082

Total debt principal outstanding	$ 7,241,254	$ 6,571,041

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Cash flows from operating activities:
Net income (loss)	$ (31,111)	$ 10,731	$ 76,452
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, amortization and accretion	202,153	144,861	122,530
Stock-based compensation	34,061	33,868	30,613
Amortization of debt issuance costs and debt discounts	5,508	4,493	3,774
Gains on asset sales	(5,242)	-	-
Other items	4,871	5,741	4,162
Changes in operating assets and liabilities:
Accounts receivable	(11,312)	(2,581)	(30,791)
Income taxes, net	(28,656)	(25,056)	(12,555)
Accounts payable and accrued expenses	(40,217)	33,906	29,693
Other assets and liabilities	(25,785)	29,155	8,933
Net cash provided by operating activities	104,270	235,118	232,811
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	3,419	(9,369)	(4,706)
Business acquisitions, net of cash acquired	(1,601,627)	(235,306)	(10,247)
Purchases of real estate	(16,408)	-	(38,282)
Purchases of other property, plant and equipment	(197,700)	(280,612)	(150,120)
Proceeds from asset sales	22,825	-	-
Other investing activities	466,704	(3,709)	3,521
Net cash used in investing activities	(1,322,787)	(528,996)	(199,834)
Cash flows from financing activities:
Proceeds from employee equity awards	16,304	185	16,384
Payment of dividend distributions	(124,836)	(230,452)	(96,619)
Proceeds from public offering of common stock, net of issuance costs	-	829,496	-
Proceeds from loans payable	701,250	707,108	-
Proceeds from senior notes	-	1,100,000	-
Repayment of capital lease and other financing obligations	(33,232)	(8,450)	(5,296)
Repayment of mortgage and loans payable	(936,353)	(185,823)	(13,361)
Other financing activities	499	(19,114)	98
Net cash provided by (used in) financing activities	(376,368)	2,192,950	(98,794)
Effect of foreign currency exchange rates on cash and cash equivalents	(195)	(5,703)	(8,391)
Net increase (decrease) in cash and cash equivalents	(1,595,080)	1,893,369	(74,208)
Cash and cash equivalents at beginning of period	2,228,838	335,469	610,917
Cash and cash equivalents at end of period	$ 633,758	$ 2,228,838	$ 536,709

Supplemental cash flow information:
Cash paid for taxes	$ 19,215	$ 29,165	$ 14,538
Cash paid for interest	$ 74,540	$ 73,044	$ 23,976

Free cash flow (1)	$ (1,221,936)	$ (284,509)	$ 37,683

Adjusted free cash flow (2)	$ 396,663	$ (33,081)	$ 87,666

(1)	We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities
(excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 104,270	$ 235,118	$ 232,811
Net cash used in investing activities as presented above	(1,322,787)	(528,996)	(199,834)
Purchases, sales and maturities of investments, net	(3,419)	9,369	4,706
Free cash flow (negative free cash flow)	$ (1,221,936)	$ (284,509)	$ 37,683

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our conversion into a real estate investment trust ("REIT") and costs related to the
REIT conversion, as presented below:

Free cash flow (as defined above)	$ (1,221,936)	$ (284,509)	$ 37,683
Less business acquisitions, net of cash	1,601,627	235,306	10,247
Less purchases of real estate	16,408	-	38,282
Less excess tax benefits from employee equity awards	564	(1,633)	708
Less cash paid for taxes resulting from the REIT conversion	-	17,306	-
Less costs related to the REIT conversion	-	449	746
Adjusted free cash flow	$ 396,663	$ (33,081)	$ 87,666

We categorize our cash paid for taxes into cash paid for taxes resulting from the REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the REIT conversion	$ -	$ 17,306	$ -
Other cash taxes paid	19,215	11,859	14,538
Total cash paid for taxes	$ 19,215	$ 29,165	$ 14,538

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FROM CONTINUING OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended
		March 31,	December 31,	March 31,
		2016	2015	2015

Recurring revenues		$ 797,094	$ 686,072	$ 609,657
Non-recurring revenues		47,062	44,390	33,517
	Revenues (1)	844,156	730,462	643,174

Cash cost of revenues (2)		271,100	227,956	192,130
	Cash gross profit (3)	573,056	502,506	451,044

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	79,692	72,069	63,820
	Cash general and administrative expenses (6)	112,714	97,292	81,476
	Total cash operating expenses (7)	192,406	169,361	145,296

Adjusted EBITDA (8)		$ 380,650	$ 333,145	$ 305,748

Cash gross margins (9)		68%	69%	70%

Adjusted EBITDA margins (10)		45%	46%	48%

Adjusted EBITDA flow-through rate (11)		42%	27%	225%

FFO (12)		$ 115,875	$ 131,483	$ 179,190

AFFO (13)		$ 209,846	$ 178,293	$ 221,756

Basic FFO per share (14)		$ 1.70	$ 2.18	$ 3.16

Diluted FFO per share (14)		$ 1.68	$ 2.14	$ 3.09

Basic AFFO per share (15)		$ 3.08	$ 2.95	$ 3.91

Diluted AFFO per share (15)		$ 2.98	$ 2.85	$ 3.77

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 282,321	$ 275,779	$ 257,932
	Interconnection	85,936	83,168	75,086
	Managed infrastructure	11,170	10,974	13,295
	Other	729	817	741
	Recurring revenues	380,156	370,738	347,054
	Non-recurring revenues	24,238	23,751	16,915
	Revenues	404,394	394,489	363,969

	EMEA Revenues:

	Colocation	214,178	146,879	132,735
	Interconnection	19,700	16,775	13,048
	Managed infrastructure	18,560	7,619	5,783
	Other	943	862	1,858
	Recurring revenues	253,381	172,135	153,424
	Non-recurring revenues	14,475	10,519	11,199
	Revenues	267,856	182,654	164,623

	Asia-Pacific Revenues:

	Colocation	123,394	112,498	90,878
	Interconnection	21,569	18,979	13,524
	Managed infrastructure	15,006	9,447	4,777
	Other	3,588	2,275	-
	Recurring revenues	163,557	143,199	109,179
	Non-recurring revenues	8,349	10,120	5,403
	Revenues	171,906	153,319	114,582

	Worldwide Revenues:

	Colocation	619,893	535,156	481,545
	Interconnection	127,205	118,922	101,658
	Managed infrastructure	44,736	28,040	23,855
	Other	5,260	3,954	2,599
	Recurring revenues	797,094	686,072	609,657
	Non-recurring revenues	47,062	44,390	33,517
	Revenues	$ 844,156	$ 730,462	$ 643,174

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 427,680	$ 351,968	$ 298,313
	Depreciation, amortization and accretion expense	(153,583)	(121,505)	(103,877)
	Stock-based compensation expense	(2,997)	(2,507)	(2,306)
	Cash cost of revenues	$ 271,100	$ 227,956	$ 192,130

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 109,020	$ 107,640	$ 95,162
	EMEA cash cost of revenues	101,509	64,089	58,494
	Asia-Pacific cash cost of revenues	60,571	56,227	38,474
	Cash cost of revenues	$ 271,100	$ 227,956	$ 192,130

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation and acquisition costs.  We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 106,590	$ 88,439	$ 78,616
	Depreciation and amortization expense	(17,127)	(7,329)	(6,085)
	Stock-based compensation expense	(9,771)	(9,041)	(8,711)
	Cash sales and marketing expenses	$ 79,692	$ 72,069	$ 63,820

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$ 165,904	$ 136,829	$ 113,640
	Depreciation and amortization expense	(31,443)	(16,027)	(12,568)
	Stock-based compensation expense	(21,747)	(23,510)	(19,596)
	Cash general and administrative expenses	$ 112,714	$ 97,292	$ 81,476

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 79,692	$ 72,069	$ 63,820
	Cash general and administrative expenses	112,714	97,292	81,476
	Cash SG&A	$ 192,406	$ 169,361	$ 145,296

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$ 110,914	$ 106,035	$ 96,073
	EMEA cash SG&A	54,858	36,971	30,098
	Asia-Pacific cash SG&A	26,634	26,355	19,125
	Cash SG&A	$ 192,406	$ 169,361	$ 145,296

(8)

We define adjusted EBITDA as income from continuning operations plus depreciation, amortization, accretion, stock-based compensation expense, acquisition costs and gains on asset sales as presented below:

	Income from continuing operations	$ 112,688	$ 135,877	$ 151,449
	Depreciation, amortization and accretion expense	202,153	144,861	122,530
	Stock-based compensation expense	34,515	35,058	30,613
	Acquisition costs	36,536	17,349	1,156
	Gains on asset sales	(5,242)	-	-
	Adjusted EBITDA	$ 380,650	$ 333,145	$ 305,748

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$ 88,539	$ 83,425	$ 81,466
	Americas depreciation, amortization and accretion expense	76,720	73,023	66,811
	Americas stock-based compensation expense	24,329	25,576	23,491
	Americas acquisition costs	114	(1,210)	966
	Americas gains on asset sales	(5,242)	-	-
	Americas adjusted EBITDA	184,460	180,814	172,734

	EMEA income from continuing operations	(7,419)	34,011	45,541
	EMEA depreciation, amortization and accretion expense	76,488	30,434	26,693
	EMEA stock-based compensation expense	6,235	4,348	3,607
	EMEA acquisition costs	36,185	12,801	190
	EMEA adjusted EBITDA	111,489	81,594	76,031

	Asia-Pacific income from continuing operations	31,568	18,441	24,442
	Asia-Pacific depreciation, amortization and accretion expense	48,945	41,404	29,026
	Asia-Pacific stock-based compensation expense	3,951	5,134	3,515
	Asia-Pacific acquisition costs	237	5,758	-
	Asia-Pacific adjusted EBITDA	84,701	70,737	56,983

	Adjusted EBITDA	$ 380,650	$ 333,145	$ 305,748
(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	73%	73%	74%

	EMEA cash gross margins	62%	65%	64%

	Asia-Pacific cash gross margins	65%	63%	66%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	46%	46%	47%

	EMEA adjusted EBITDA margins	42%	45%	46%

	Asia-Pacific adjusted EBITDA margins	49%	46%	50%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 380,650	$ 333,145	$ 305,748
	Less adjusted EBITDA - prior period	(333,145)	(321,472)	(294,365)
	Adjusted EBITDA growth	$ 47,505	$ 11,673	$ 11,383

	Revenues - current period	$ 844,156	$ 730,462	$ 643,174
	Less revenues - prior period	(730,462)	(686,649)	(638,121)
	Revenue growth	$ 113,694	$ 43,813	$ 5,053

	Adjusted EBITDA flow-through rate	42%	27%	225%

(12)

FFO is defined as net income (loss), excluding gains (losses) from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income (loss)	$ (31,111)	$ 10,731	$ 76,452
	Adjustments:
	Real estate depreciation and amortization	150,995	120,144	102,648
	Gain/loss on disposition of real estate property	(4,037)	579	62
	Adjustments for FFO from unconsolidated joint ventures	28	29	28
	FFO	$ 115,875	$ 131,483	$ 179,190

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, acquisition costs, an installation revenue adjustment, a straight-line rent expense adjustment, amortization of deferred financing costs, gains (losses) on debt extinguishment, an income tax expense adjustment, net income from discontined operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO	$ 115,875	$ 131,483	$ 179,190
	Adjustments:
	Installation revenue adjustment	3,354	5,843	8,654
	Straight-line rent expense adjustment	1,133	1,462	3,201
	Amortization of deferred financing costs	5,508	4,495	3,858
	Stock-based compensation expense	34,515	35,058	30,613
	Non-real estate depreciation expense	21,387	15,921	12,693
	Amortization expense	28,152	8,100	6,295
	Accretion expense	1,619	696	894
	Recurring capital expenditures	(31,815)	(44,668)	(22,373)
	Loss on debt extinguishment	-	289	-
	Acquisition costs	36,536	17,349	1,156
	Income tax expense adjustment	(190)	2,279	(2,408)
	Net Income from discontinued operations, net of tax	(6,216)	-	-
	Adjustments for AFFO from unconsolidated joint ventures	(12)	(14)	(17)
	AFFO	$ 209,846	$ 178,293	$ 221,756

(14)	The FFO used in the computation of basic and diluted FFO per share attributable to Equinix is presented below:

	FFO, basic	$ 115,875	$ 131,483	$ 179,190
	Interest on convertible debt	3,226	3,442	3,362
	FFO, diluted	$ 119,101	$ 134,925	$ 182,552

	The shares used in the computation of basic and diluted FFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share and FFO per share	68,132	60,393	56,661
	Effect of dilutive securities:
	Convertible debt	1,969	2,041	1,942
	Employee equity awards	585	612	566
	Shares used in computing diluted FFO per share	70,686	63,046	59,169

(15)	The AFFO used in the computation of basic and diluted AFFO per share attributable to Equinix is presented below:

	AFFO, basic	$ 209,846	$ 178,293	$ 221,756
	Interest on convertible debt	1,062	1,557	1,554
	AFFO, diluted	$ 210,908	$ 179,850	$ 223,310

	The shares used in the computation of basic and diluted AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share and AFFO per share	68,132	60,393	56,661
	Effect of dilutive securities:
	Convertible debt	1,969	2,041	1,942
	Employee equity awards	585	612	566
	Shares used in computing diluted AFFO per share	70,686	63,046	59,169

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, OR Paul Thomas, Equinix, Inc., (650) 598-6442, pthomas@equinix.com, OR Equinix Media Contact: Michelle Lindeman, Equinix, Inc., (650) 598-6361, mlindeman@equinix.com